UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 31, 2007

LABOR READY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

001-14543	91-1287341
(Commission File Number)	(IRS Employer Identification No.)

1015 A Street, Tacoma, Washington	98402
(Address of Principal Executive Offices)	(Zip Code)

(253) 383-9101

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)  Compensatory Arrangements of Certain Officers

Effective May 31, 2007, Labor Ready, Inc. (the “Company”) and two of its executive officers, Noel Wheeler and James E. Defebaugh, entered into amendments to their respective executive employment agreements (collectively, the “Amendments”).  The Amendments provide that Messrs. Wheeler’s and Defebaugh’s respective executive employment agreements will be administered in a manner that is consistent with the administering of the employment agreements of the Company’s other executive officers.  Specifically, the Amendments replace references to “continued vesting” with the term “accelerated vesting” and other ministerial changes.  The Amendments are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

99.1.                        Second Amendment to the Executive Employment Agreement between Noel Wheeler and Labor Ready, Inc. dated May 31, 2007

99.2.                        Second Amendment to the Executive Employment Agreement between James E. Defebaugh and Labor Ready, Inc. dated May 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABOR READY, INC.
(Registrant)

Date: June 6, 2007	By:	/s/ James E. Defebaugh
James E. Defebaugh
Executive Vice President, General
Counsel and Secretary